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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687, 333-90791, 333-37958, 333-55314, 333-81872 and 333-83462), Form S-3 (File No. 333-08519) and Form S-4 (File No. 333-73382) of WellPoint Health Networks Inc. of our report dated January 31, 2002, except Note 3 as to which the date is March 15, 2002, and Note 22 as to which the date is March 18, 2002, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP Los Angeles, California March 29, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS